GAIN Capital Announces Monthly Metrics for February 2019

BEDMINSTER, N.J., March 11, 2019/PRNewswire/ -- GAIN Capital Holdings, Inc. (NYSE: GCAP) (“GAIN” or “the Company”) today reported certain operating metrics for the month of February 2019.

	Feb-19	Jan-19	Feb-18	Sequential Change	Year-over-year change
Retail Segment
OTC Trading Volume(1)	$134.4	$184.0	$283.5	(27.0)%	(52.6)%
OTC Average Daily Volume	$6.7	$8.4	$14.2	(20.2)%	(52.8)%
12 Month Trailing Active OTC Accounts(2)	121,787	122,581	133,545	(0.6)%	(8.8)%
3 Month Trailing Active OTC Accounts(2)	70,071	70,150	80,681	(0.1)%	(13.2)%

Futures Segment
Number of Futures Contracts	542,556	591,123	714,322	(8.2)%	(24.0)%
Futures Average Daily Contracts	28,556	28,149	37,596	1.4%	(24.0)%
12 Month Trailing Active Futures Accounts(2)	7,437	7,673	7,972	(3.1)%	(6.7)%

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All volume figures reported in billions.
1 US dollar equivalent of notional amounts traded.
2 Accounts that executed a transaction during the relevant period.

Management Commentary
"Market conditions in February were lackluster, with muted volatility in the major currency and equity markets as evidenced by the GVIX, GAIN's product-weighted measure of market volatility, which was down over 50% year-over-year and nearly 25% on a sequential basis," stated Glenn Stevens, GAIN Capital CEO. "Within this backdrop, we are encouraged by our trailing 3 month active customers for February as well as our continued success attracting new accounts, with over 22,000 new accounts opened in the first two months of 2019. We expect trading activity to rebound in the months ahead, upon the return of more interesting market conditions."

Historical metrics and financial information can be found on the Company's investor relations website http://ir.gaincapital.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of GAIN's financial performance. GAIN undertakes no obligation to publicly update or review previously reported operating data.

About GAIN

GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities. GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements.  These factors are noted throughout GAIN Capital's annual report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on March 14, 2018, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital's systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs.  The forward-looking statements included herein represent GAIN Capital's views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

Investor Relations Contact
Lauren Tarola, Edelman for GAIN Capital
+1 908.731.0737
ir@gaincapital.com

Media Contact
Nicole Briguet, Edelman for GAIN Capital
+1 212-704-8164
pr@gaincapital.com